Exhibit 99.1

Demand Media Reports Second Quarter 2015 Results

•	Demand Media Properties Reach Nearly 50 Million Unique Monthly Visitors in the US
•	Marketplaces Revenue Grows 59% Year-over-Year
•	Total Revenue of $29.8 Million and Adjusted EBITDA of $(2.8) Million

SANTA MONICA, CA – August 6, 2015 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several media and marketplace properties, today reported financial results for the second quarter ended June 30, 2015.

“I am very pleased by the growth we are seeing in several of our businesses including Society6, Cracked, and StudioD," said Sean Moriarty, CEO of Demand Media. "We are becoming a much stronger company as we focus on building the best possible platforms and products to connect our creators and audiences. We look forward to continued progress across our businesses in the second half of the year.”

Financial Summary
(In millions, except per share amounts)

	Three months ended
	June 30,
	2015	2014
Content & Media revenue	$19.3	$36.5
Marketplaces revenue	10.5	6.6
Total revenue	$29.8	$43.1

Adjusted EBITDA(1)	$(2.8)	$10.5
Net loss	$(14.4)	$(14.3)
Adjusted net income (loss)(1)	$(4.8)	$0.7

EPS(2)	$(0.73)	$(0.78)
Adjusted EPS(1)(2)	$(0.24)	$0.04

Free cash flow(1)	$(4.6)	$9.8

(1)	These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.
(2)

Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Q2 2015 Financial Summary:

Demand Media is comprised of two service offerings: Content & Media and Marketplaces.

“Our financial results this quarter are consistent with the current stage of our ongoing transformation,” said Rachel Glaser, Demand Media’s CFO. “While revenue and traffic continued to grow for several of our properties, this growth was more than offset by the impact of strategic decisions that we have made in our eHow business.”

For the second quarter of 2015:

•	Total revenue declined 31% year-over-year due to a 47% decline in Content & Media revenue partially offset by a 59% increase in Marketplaces revenue.
•	Content & Media revenue declined 47% year-over-year driven primarily by traffic declines to eHow and lower ad monetization yields.
•

Marketplaces revenue grew 59% year-over-year, driven primarily by traffic growth, stronger conversion rates, new product introductions and increased average revenue per transaction resulting from a shift towards higher priced items on Society6, as well as the acquisition of Saatchi Art in August 2014.

•	Adjusted EBITDA was $(2.8) million for the quarter, primarily reflecting the expected decline in higher margin advertising revenue in the Content & Media service offering.
•	Cash and cash equivalents was $42.3 million at period end with no debt outstanding.

Business Highlights:

•

On a consolidated basis, Demand Media ranked as the #57 US digital media property across desktop and mobile platforms in June 2015. Demand Media’s properties reached nearly 50 million unique visitors in the US, including nearly 29 million mobile visitors (source: June 2015 US comScore).

Content & Media:

•

The eHow turnaround is now well underway. Led by eHow’s new GM, Mitchell Pavao, the team continues to be focused on building immersive products showcasing do-it-yourself creators across its key categories. eHow.com reached over 27 million unique visitors in the US in June 2015 across desktop and mobile platforms (source: June 2015 US comScore).

•

Livestrong.com has seen a significant increase in traffic with total visits up 42% year-over-year in the second quarter based on internal data. To date this year, nearly 8 million workouts have been tracked on Livestrong.com and its apps, up 40% year-over-year. Livestrong/eHow Health had over 25 million unique visitors in the US in June 2015 across desktop and mobile platforms (source: June 2015 US comScore).

•

Cracked has seen significant growth in video views across YouTube, Facebook, and on the Cracked site itself with total views up more than 75% year-over-year in the second quarter. The CollegeHumor/Cracked Network ranked as the #1 Humor property in the US in June 2015, with more than 18 million unique visitors across desktop and mobile platforms (source: June 2015 US comScore).

•

studioD, our content solutions business, is building a content marketing and publishing platform driven by predictive insights and performance analytics and signed several deals during the quarter with new and returning customers, including Famous Footwear and Choice Hotels.

Marketplaces:

•

Society6 launched two products in the second quarter – leggings and all-over print t-shirts – bringing the total number of available products to 24. The Society6 community of artists and designers has contributed over 2.3 million unique designs to date.

•

This quarter, Saatchi Art continued to highlight the work of emerging artists both online – with the presentation of the seventh edition of our signature “Invest in Art” series – and offline, hosting a solo show in Manhattan and a group show in Brooklyn.

Operating Metrics:

	Three months ended
	June 30,
	2015	2014	% Change
Content & Media Metrics:
Visits(1) (in thousands)	896,846	1,012,854	(11)%
Revenue per Visit (RPV)(2)	$21.48	$36.00	(40)%

Marketplaces Metrics:
Number of Transactions(3)	183,870	126,338	46%
Average Revenue per Transaction(4)	$57.14	$52.37	9%

(1)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services, in each case with breaks of access of at least 30 minutes constituting a unique visit.

(2)	RPV is defined as Content & Media revenue per one thousand visits.
(3)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(4)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 888-455-2260 (US/CAN) or 719-325-2458 (International) and reference conference ID 9910699. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, including evaluating investment decisions, and in its discussions with investors, commercial bankers, securities analysts and other users of the company’s financial statements.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) less income (loss) from discontinued operations, net of taxes, excluding net interest expense, income tax expense (benefit), and certain other non-cash and non-recurring items impacting net income from time to time, principally comprised of depreciation and amortization and stock-based compensation. Management believes that the exclusion of certain expenses in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying recurring revenue and operating costs that is focused more closely on the current costs necessary to utilize previously acquired long-lived assets and reflects the company’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) less income (loss) from discontinued operations, net of taxes, before the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation, amortization of intangible assets and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses that are not directly related to the operation of the company’s ongoing business.

The company defines Free Cash Flow as net cash provided by operating activities net of cash outflows from acquisition and realignment activities, capital expenditures to acquire property and equipment and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow, LIVESTRONG.com and Cracked) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s branded content creation (studioD) and programmatic advertising (Demand360) offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2014 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2015, as such risks and uncertainties are updated in Demand Media’s annual and quarterly reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations. These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search related traffic to the company’s owned & operated online properties and its customers’ online properties; the effects of shifting consumption of media content from desktop to mobile; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the fact that the company generates the majority of its revenue from advertising and the potential impact of a reduction in online advertising spending, a loss of advertisers and/or lower advertising yields; the impact on revenue and expenses of changes being made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to successfully grow new lines of business such as online marketplaces and branded content creation; the impact of Demand Media’s separation into two smaller, less diversified public companies; the expectation that the separation transaction is tax-free; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

[
Investor Contact:	Media Contact:
Malindi Davies	David Glaubke
(310) 394-6400	(310) 917-6490
IR@demandmedia.com	david.glaubke@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue:
Service revenue	$20,067	$36,397	$43,292	$74,661
Product revenue	9,701	6,680	19,686	13,472
Total revenue	29,768	43,077	62,978	88,133
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	9,534	11,274	19,537	21,942
Product costs	6,768	5,046	13,602	10,001
Sales and marketing(1)(2)	4,768	4,592	9,373	10,723
Product development(1)(2)	6,045	6,948	12,403	14,171
General and administrative(1)(2)	9,955	12,555	20,317	24,404
Amortization of intangible assets	7,225	7,877	11,936	17,815
Total operating expenses	44,295	48,292	87,168	99,056
Loss from operations	(14,527)	(5,215)	(24,190)	(10,923)
Interest income (expense), net	110	(934)	219	(1,704)
Other income (expense), net	19	(23)	2,846	(46)
Loss from continuing operations before income taxes	(14,398)	(6,172)	(21,125)	(12,673)
Income tax expense	(10)	(269)	(32)	(2,714)
Net loss from continuing operations	(14,408)	(6,441)	(21,157)	(15,387)
Net loss from discontinued operations(1)(2)	—	(7,892)	—	(9,902)
Net loss	$(14,408)	$(14,333)	$(21,157)	$(25,289)

Earnings per share - basic and diluted
Net loss from continuing operations	$(0.73)	$(0.35)	$(1.07)	$(0.84)
Net loss from discontinued operations	—	(0.43)	—	(0.54)
Net loss	$(0.73)	$(0.78)	$(1.07)	$(1.38)

Weighted average number of shares - basic and diluted(3)	19,841	18,286	19,807	18,229

(1) Depreciation expense included in the above line items:
Service costs	$1,125	$1,710	$2,622	$3,564
Sales and marketing	17	40	37	78
Product development	50	118	107	247
General and administrative	1,242	1,185	2,507	2,516
Discontinued operations	—	1,679	—	4,103
Total depreciation	$2,434	$4,732	$5,273	$10,508

(2) Stock-based compensation included in the above line items:
Service costs	$310	$407	$624	$696
Sales and marketing	129	180	310	333
Product development	458	850	927	1,535
General and administrative	992	2,832	2,263	5,469
Discontinued operations	—	1,095	—	2,598
Total stock-based compensation	$1,889	$5,364	$4,124	$10,631

(3)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$42,292	$47,820
Accounts receivable, net	10,570	14,504
Prepaid expenses and other current assets	7,863	7,447
Total current assets	60,725	69,771
Property and equipment, net	18,752	22,836
Intangible assets, net	28,607	40,535
Goodwill	10,358	10,358
Other assets	5,872	6,055
Total assets	$124,314	$149,555
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$824	$4,762
Accrued expenses and other current liabilities	20,765	24,225
Deferred revenue	2,767	3,569
Total current liabilities	24,356	32,556
Deferred tax liability	372	334
Other liabilities	1,712	1,823
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	502,007	497,809
Accumulated other comprehensive loss	(85)	(76)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(373,283)	(352,126)
Total stockholders’ equity	97,874	114,842
Total liabilities and stockholders’ equity	$124,314	$149,555

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(14,408)	$(14,333)	$(21,157)	$(25,289)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,659	14,517	17,209	31,922
Deferred income taxes	—	2,225	—	4,601
Stock-based compensation	1,889	5,364	4,124	10,631
Gain on disposals	—	—	(2,908)	—
Gain on other assets, net	—	(887)	—	(5,747)
Other	199	75	199	(1,447)
Change in operating assets and liabilities, net of effect of acquisition
Accounts receivable, net	1,455	3,280	4,360	4,891
Prepaid expenses and other current assets	(132)	579	(394)	(793)
Deferred registration costs	—	(2,533)	—	(8,957)
Deposits with registries	—	(54)	—	294
Other long-term assets	(94)	(841)	(132)	(674)
Accounts payable	(1,284)	(2,155)	(3,858)	(2,887)
Accrued expenses and other liabilities	(1,468)	3,383	(3,903)	(127)
Deferred revenue	(10)	3,834	(149)	11,724
Net cash (used in) provided by operating activities	(4,194)	12,454	(6,609)	18,142
Cash flows from investing activities
Purchases of property and equipment	(814)	(3,120)	(2,586)	(5,910)
Purchases of intangible assets	(37)	(1,050)	(56)	(4,314)
Payments for gTLD applications	—	(11,060)	—	(11,460)
Proceeds from gTLD withdrawals, net	—	1,006	—	6,105
Cash received from disposal of business, net of cash disposed	—	—	3,831	—
Other	50	120	205	1,291
Net cash (used in) provided by investing activities	(801)	(14,104)	1,394	(14,288)
Cash flows from financing activities
Long-term debt repayments, net	—	(18,750)	—	(22,500)
Proceeds from exercises of stock options and contributions to ESPP	122	72	248	252
Net taxes paid on RSUs and options exercised	(151)	(799)	(440)	(1,646)
Cash paid for acquisition holdback	—	(1,042)	—	(1,542)
Other	8	(179)	(112)	(296)
Net cash used in financing activities	(21)	(20,698)	(304)	(25,732)
Effect of foreign currency on cash and cash equivalents	(15)	(27)	(9)	(45)
Change in cash and cash equivalents	(5,031)	(22,375)	(5,528)	(21,923)
Cash and cash equivalents, beginning of period	47,323	153,963	47,820	153,511
Cash and cash equivalents, end of period	$42,292	$131,588	$42,292	$131,588

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss	$(14,408)	$(14,333)	$(21,157)	$(25,289)
Less: Loss from discontinued operations, net of taxes	—	7,892	—	9,902
Net loss from continuing operations	(14,408)	(6,441)	(21,157)	(15,387)
Add (deduct):
Income tax expense	10	269	32	2,714
Interest and other (income) expense, net	(129)	957	(3,065)	1,750
Depreciation and amortization(1)	9,659	10,930	17,209	24,220
Stock-based compensation(2)	1,889	4,269	4,124	8,033
Acquisition and realignment costs(3)	210	560	556	1,321
Adjusted EBITDA	$(2,769)	$10,544	$(2,301)	$22,651

Free Cash Flow:
Net cash (used in) provided by operating activities	$(4,194)	$12,454	$(6,609)	$18,142
Purchases of property and equipment	(814)	(3,120)	(2,586)	(5,910)
Purchases of intangible assets	(37)	(1,050)	(56)	(4,314)
Acquisition and realignment cash flows (3)	435	1,471	1,607	3,884
Free Cash Flow	$(4,610)	$9,755	$(7,644)	$11,802

Adjusted Net Income (Loss):
Net loss	$(14,408)	$(14,333)	$(21,157)	$(25,289)
Less: Loss from discontinued operations, net of taxes	—	7,892	—	9,902
Net loss from continuing operations	(14,408)	(6,441)	(21,157)	(15,387)
(a) Stock-based compensation (2)	1,889	4,269	4,124	8,033
(b) Amortization of intangibles - M&A	1,461	2,492	3,401	6,818
(c) Accelerated depreciation related to restructuring	—	—	—	147
(d) Content intangible assets removed from service (4)	3,092	—	3,092	—
(e) Acquisition and realignment costs (3)	210	560	556	1,321
(f) Gain on disposals(5)	—	—	(2,908)	—
Income tax effect of items (a) - (f) & application of 38% statutory income tax rate to pretax income	2,953	(167)	4,918	1,329
Adjusted Net Income (Loss)	$(4,803)	$713	$(7,974)	$2,261

Adjusted EPS	$(0.24)	$0.04	$(0.40)	$0.12
Shares used to calculate adjusted EPS (6)	19,841	18,703	19,807	18,348

(1) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(2) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(3) Acquisition and realignment costs include such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition or corporate realignment activities, (b) employee severance and other payments attributable to acquisition or corporate realignment activities, and (c) expenditures related to the separation of Demand Media into two distinct publicly traded companies.

(4) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(5)Represents the gain on sale from the disposition of the company’s Pluck social media business in February 2015.

(6)Demand Media common stock share information and related per share amounts included in this earnings release and the accompanying tables have been adjusted retroactively for the 2014 periods to reflect the one-for-five reverse stock split of Demand Media common stock that was effected on August 1, 2014. Shares used to calculate adjusted EPS are basic for the three and six months ended June 30, 2015 and diluted for the three and six months ended June 30, 2014.